EXHIBIT 10.1

ASSIGNMENT AGREEMENT AND GENERAL RELEASE

This Assignment Agreement and General Release is dated as of November 2, 2011, by and between Novartis Institutes for BioMedical Research, Inc., a Delaware corporation (“Novartis”) and Opexa Therapeutics, Inc., a Texas corporation (“Opexa”).

Whereas, Novartis and Opexa are parties to that certain Asset Purchase Agreement dated as of August 6, 2009 (the “Asset Purchase Agreement”);

Whereas, Novartis, Opexa and the University of Chicago (the “University”) are parties to that certain Assignment, Assumption and Amendment Agreement dated as of August 6, 2009 pursuant to which the Third Amended Restated License Agreement by and between University and Opexa dated as of August 6, 2009 (the “University License”) was amended and assigned to Novartis;

Whereas, Novartis wishes to assign and Opexa wishes to have assigned to it the Acquired Patents (as defined in the Asset Purchase Agreement) and the University License;

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the parties agree as follows:

1.           Novartis hereby assigns to Opexa:  (a) the Acquired Patents (a complete list of which is set forth in Exhibit A hereto); and (b) the University License (subject to the consent of the University pursuant to Section 16A of the University License).  Novartis hereby confirms that it has not encumbered the Acquired Patents with liens or otherwise.

2.           Each party hereby agrees that the other party shall have no past, present or future obligations to it or its Affiliates pursuant to either the Asset Purchase Agreement or the University License, including, without limitation, the following obligations, which are hereby terminated:
a.  Novartis’ obligation to pay Opexa $500,000 pursuant to Section 6.1(c) of the Asset Purchase Agreement; and
b.  Opexa’s obligations of confidentiality under Section 6.4 of the Asset Purchase Agreement; and
c.  Opexa’s non-compete obligations to not research, develop, manufacture or commercialize any products using or derived form MDSCs under Section 6.5 of the of the Asset Purchase Agreement.

3.           Each party hereby releases and forever discharges the other and its Affiliates, predecessors, successors, officers, directors, employees, and agents from all claims, demands or causes of action whatsoever arising from or connected in any way with the subject matter of the Asset Purchase Agreement or the University License, whether presently known or unknown.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment Agreement and General Release.

Novartis Institutes for BioMedical Research, Inc.	Opexa Therapeutics, Inc.

By: /s/ Benjamin Thorner	By: /s/ Neil K. Warma
Name: Benjamin Thorner	Name: Neil K. Warma
Title: Head of Transactions, Strategic Alliances	Title: CEO

Exhibit A
Acquired Patents

1.           WO2007/131200 (Opexa Therapeutics) – PCT/US07/68291
Monocyte-Derived Stem Cells.
International filing date – 4 May 2007

US priority – 60/746,609 filed 5 May 2006

Status
Entered national/regional phase:

US 12/299,588
CA 2,651,331

2.           WO2007/131209 (Opexa Therapeutics) – PCT/US07/68303
Pancreatic Islet-Like Cells.
International filing date – 4 May 2007

US priority – 60/746,584 filed 5 May 2006

Status
Entered national/regional phase:

CA 2,651,326
EP 07761927.8 (EP 2,019,862)
US 12/299,590
JP 2009510113